UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
December 20, 2010
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On December 20, 2010, Finisar Corporation, a Delaware corporation (“Finisar”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), pursuant to which Finisar will sell to the Underwriter an aggregate of 3,600,000 shares of its common stock, par value $0.001 per share, at a price to Finisar of $28.54 per share, for total gross proceeds of $102,744,000. Finisar has also granted the Underwriter a 30-day option to purchase up to an additional 540,000 shares of common stock solely to cover over-allotments, if any. The Underwriter proposes to offer the shares of Common Stock to the public from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     The shares are being sold pursuant to Finisar’s registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2010 (Registration No. 333-165479).
     A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and the foregoing description is qualified in its entirety by reference to the Underwriting Agreement.
     A copy of the press release announcing the execution of the Underwriting Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 20, 2010, by and between Finisar Corporation and Credit Suisse Securities (USA) LLC
5.1	Exhibit 5.1 Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
99.1	Press Release of Finisar Corporation dated December 20, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:   December 21, 2010

Finisar Corporation
By:	/s/ Kurt Adzema
Kurt Adzema
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 20, 2010, by and between Finisar Corporation and Credit Suisse Securities (USA) LLC
5.1	Exhibit 5.1 Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
99.1	Press Release of Finisar Corporation dated December 20, 2010